Exhibit 23. Business Sector Data

Business Sector Data for the years ended August 31:

                                    Entertainment        Education         E-commerce           Total
                                    -------------        ---------         ----------           -----

1999(Canadian dollars):
-----------------------
Total revenues                      Cdn$7,631,312      Cdn$4,729,906     Cdn$1,059,424      Cdn$13,420,642
Operating income (loss)                  (460,449)          (293,046)         (112,778)           (866,273)
Net earnings (loss)                      (610,449)          (293,046)          (68,002)           (971,497)

Total assets                        Cdn$7,156,600      Cdn$5,437,204     Cdn$2,208,217      Cdn$14,802,021
Current liabilities                       879,365            657,058           335,698           1,872,121
Total liabilities                       2,002,590            755,090         1,251,574           4,009,254

1998(Canadian dollars):
-----------------------

Total revenues                      Cdn$8,350,166      Cdn$4,839,746     Cdn$1,582,060      Cdn$14,771,972
Operating income (loss)                 1,118,039           (248,597)          303,594           1,173,036
Net earnings (loss)                       698,955           (283,252)          202,362             618,065

Total assets                        Cdn$8,305,388      Cdn$5,766,474     Cdn$1,976,045      Cdn$16,047,907
Current liabilities                     1,209,918          1,142,167           171,229           2,523,314
Total liabilities                       2,813,820          1,380,518           820,391           5,014,729

1997(Canadian dollars):
-----------------------

Total revenues                      Cdn$7,535,537      Cdn$2,673,924       Cdn$142,228      Cdn$10,351,689
Operating income (loss)                   964,052            154,008           (91,598)          1,026,462
Net earnings (loss)                       530,152            154,008           (74,773)            609,387

Total assets                        Cdn$9,212,833      Cdn$4,389,449       Cdn$685,320      Cdn$14,287,602
Current liabilities                     1,883,690          1,087,934           247,391           3,219,015
Total liabilities                       2,491,657          1,127,477         1,179,820           4,798,954


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